SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December  1, 2005

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2005, the Board of Directors (the “Board”) of HealthTronics, Inc. (the “Company”) amended the current Board compensation terms. Board compensation will continue to consist of both cash and stock options. Except for the Executive Chairman of the Board, who is entitled to receive stock options as described below for his service as Executive Chairman but not the cash compensation described below, officers who are also directors will not receive any fee or remuneration for services as members of the Board or of any Board committee. Each non-management Board member will be paid cash compensation consisting of an annual retainer of $60,000 (paid in equal monthly installments), $2,000 for each in-person Board meeting, $1,000 for each telephonic Board meeting, $1,000 for each in-person Board committee meeting, and $500 for each telephonic Board committee meeting. In addition, for 2005 each non-management Board member and the Executive Chairman received an annual grant of stock options covering 25,000 shares of Company common stock. In addition to the above stock options, the Executive Chairman and Nonexecutive Vice Chairman each received an additional annual grant of stock options covering 5,000 shares of Company common stock. All of such stock options have an exercise price equal to the fair market value per share on the date of grant and are immediately fully vested.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On December 1, 2005, the Board appointed John Q. Barnidge, the Company’s Senior Vice President and Chief Financial Officer, as the Company’s interim President and Chief Executive Officer. Mr. Barnidge will also retain his responsibilities as Senior Vice President and Chief Financial Officer. As previously disclosed, the Board has engaged Russell Reynolds Associates to assist the Board in its search for a permanent president and chief executive officer.

Mr. Barnidge, age 54, has served as Senior Vice President and Chief Financial Officer of the Company since December 1, 2001. From August 2001 to December 2001, Mr. Barnidge served as the Company’s Treasurer. Before joining the Company, Mr. Barnidge, a certified public accountant, was a partner in a public accounting and consulting firm from 1986 through July 2001. Mr. Barnidge is also a certified valuation analyst and a certified fraud examiner. He was formerly an adjunct professor in the University of Houston’s Graduate School of Business. For a description of the material terms of the Company’s employment agreement with Mr. Barnidge, see the description set forth in Item 1.01 of the Company’s Form 8-K, dated September 21, 2005, filed with the Securities and Exchange Commission on September 27, 2005, which such item is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: December 7, 2005	By:	/s/ James S. B. Whittenburg

	Name: Title:	James S. B. Whittenburg Senior Vice President - Development and General Counsel